EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
SPSS Inc.:


     We consent to incorporation by reference in the registration statement on Form S-8 of SPSS Inc. and subsidiaries of our report dated November 20, 1996, relating to the supplemental consolidated balance sheets of SPSS Inc. and subsidiaries as of December 31, 1994 and 1995, and the related supplemental consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, which report appears in the Registration Statement on Form S-3 of SPSS Inc. and subsidiaries and to reference to our firm under the heading "Experts" in the Prospectus.

     We consent to incorporation by reference in the registration statement on Form S-8 of SPSS Inc. and subsidiaries of our report dated September 26, 1996, relating to the consolidated balance sheets of SPSS Inc. and subsidiaries as of December 31, 1994 and 1995, and the related consolidated statements of income, stockholders' (deficit) equity, and cash flows for each of the years in the three year period ended December 31, 1995, which report appears in the Registration Statement on Form S-4 of SPSS Inc. and subsidiaries.

                                                       /s/ KPMG PEAT MARWICK LLP





Chicago, Illinois
March 26, 1997